Exhibit 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4229
(775)684-5708
Website: www.nvsos.gov

     CERTIFICATE OF AMENDMENT
(Pursuant to NRS 78.385 and 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

BOSCO HOLDINGS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 be amended to state: The name of the Corporation is Caduceus Software Systems Corp.

Article 3: Shares be amended to state: The Capital Stock shall consist of 400,000,000 shares of common stock, $0.001 par value, all of which stock shall be entitled to voting power.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57.25%

4. Effective date of filing: (optional) March 1, 2011
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)


/s/ Derrick Gidden
---------------------------------------------
SIGNATURE OF OFFICER

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.

                                    Nevada Secretary of State Amend Profit-After
                                                                 Revised: 7-1-08